As filed with the Securities and Exchange Commission on December 13, 2012

Registration No. 333-177992

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1 /A
Amendment No. 5

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ONE WORLD HOLDINGS, INC.
(Name of registrant in its charter)

Nevada	3942	87-0429198
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

418 Bridge Crest Boulevard
Houston, Texas 77082
Phone: 1 (866) 440-1470
(Address and telephone number of principal executive offices and principal place of business or intended principal place of business)

Corinda Joanne Melton
Chief Executive Officer
418 Bridge Crest Boulevard
Houston, Texas 77082
Phone: 1 (866) 440-1470
 (Name, address and telephone number of agent for service)

Copies to:
Please send copies of all correspondence to:

RODNEY E. MOTON
ATTORNEY & COUNSELOR AT LAW
7324 SOUTHWEST FREEWAY, SUITE #560
HOUSTON, TEXAS 77074
TELEPHONE (713) 592-9220 FACSIMILE (713) 623-4541

Approximate date of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The registrant hereby amends its registration statement, on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 5 is being filed solely for the purpose of filing Exhibit 5.1 and amending the disclosures in Item 16 of Part II of the Registration Statement on Form S-1 (File No. 333-177992). No changes or additions are being made hereby to the preliminary prospectus which forms Part I of the Registration Statement (not included herein) or to Items 13, 14, 15 or 17 of Part II of the Registration Statement.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Description	Amount to be Paid

Filing Fee - Securities and Exchange Commission	$20
Attorney's fees and expenses	40,000	*
Accountant's fees and expenses	20,000	*
Transfer agent's and registrar fees and expenses	1,000	*
Printing and engraving expenses	1,000	*
Miscellaneous expenses	1,000	*

Total	$63,020

* Estimated

ITEM 14.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

The section in the Prospectus above titled “Indemnification of Directors and Officers” in incorporated herein by reference.

ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES

In March 2011, the Company issued Bradley Melton, a 5% shareholder of the Company and the son of our Chief Executive Officer and Director, 1,528,560 shares of common stock as an inducement to Mr. Melton loaning the Company $40,000, which was evidenced by a Promissory Note.

The securities described above were issued under an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder.  The issuance of the securities did not involve a “public offering” based upon the following factors: (i) the issuance of the securities was an isolated private transaction; (ii) a limited number of securities were issued; (iii) there was no public solicitation; and (iv) the securities were issued as “restricted securities” pursuant to Rule 144 of the Securities Act.

On July 14, 2011, James Percell, our former Chief Executive Officer, converted 192,857 shares of Series D Convertible Preferred Stock and all accrued but unpaid dividends on the Series D Convertible Preferred Stock into 9,075,645 shares of our common stock.  The common stock was issued to Mr. Percell under the exemption from registration provided by Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.  The issuance of securities did not involve a “public offering” based upon the following factors: (i) the issuance of the securities was an isolated private transaction; (ii) a limited number of securities were issued to a single offeree; (iii) there was no public solicitation; (iv) the investment intent of the offeree; and (v) the restriction on transferability of the securities issued.

On July 21, 2011, we entered into and closed a Share Exchange Agreement (the “Exchange Agreement”) with The One World Doll Project, Inc. ("OWDP"), a Texas corporation, and the persons owning 100% of the outstanding capital stock of OWDP (the “OWDP Stockholders”).  At closing, the OWDP Stockholders transferred all of their shares of common stock to us in exchange for an aggregate of 130,013,584 newly issued pre-reverse split shares of our common stock.  Upon closing of this transaction, we had 143,577,591 pre-split shares of common stock issued and outstanding.  The 130,013,584 pre-split shares issued to the OWDP Stockholders at closing represented 90.55% of our voting securities.  The securities were issued under the exemption from registration provided by Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.  The issuance of securities did not involve a “public offering” based upon the following factors: (i) the issuance of the securities was an isolated private transaction; (ii) a limited number of securities were issued to a limited number of offerees; (iii) there was no public solicitation; (iv) the investment intent of the offerees; and (v) the restriction on transferability of the securities issued.

From January 2011 to October 2012, we sold seventeen 14% convertible debentures in the aggregate principal amount of $365,500.  The outstanding principal and interest on the debentures are convertible into shares of our common stock at the conversion price of $0.04 per share, and accordingly, the principal amount of the debentures currently outstanding (approximately $364,718) is convertible into an aggregate of approximately 9,117,950 shares of our common stock, exclusive of interest. The convertible debentures are due and payable on various dates from October 2011 to July 2016.

The debentures were issued to investors under an exemption from registration provided by Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.  The issuance of the securities did not involve a “public offering” based upon the following factors: (i) the issuance of the securities were isolated private transactions; (ii) a limited number of securities were issued to offerees in separate transactions; (iii) there was no public solicitation; and (iv) the securities were issued as “restricted securities” pursuant to Rule 144 of the Securities Act.

On August 31, 2011, we entered into an engagement agreement with Kelley & Starling, LLC (“Kelley”) under which Kelley is to provide us accounting services.  As part of the agreement, we can issue Kelley our common stock as partial consideration for the services provided.  To date, Kelley has agreed to accept a total of 767,500 shares of our common stock as partial consideration for the services it has provided us.

On November 8, 2011, we entered into a six month consulting agreement with Economic Research, Inc. (“ERI”) whereby, in consideration for the provision of consulting services, we issued ERI 500,000 shares of common stock and agreed to issue ERI a stock option to purchase 500,000 shares of common stock during each month of the consulting agreement.  We issued ERI a stock option to purchase 500,000 shares of common stock during each of November 2011, December 2011 and January 2012, which three options had a 180 day term and an exercise price of $0.02 per share.  ERI exercised the first option in November 2011, whereby we received $10,000 and issued ERI 500,000 shares of common stock, and ERI exercised the second option in December 2011, whereby we received $10,000 and issued ERI another 500,000 shares of common stock.  All of ERI’s options have expired to date.

In January 2012, the Company entered into a one year consulting contract with Al Torres Photography valued at $25,000 in exchange for photography services.  Payment will be in the form of common stock at $0.04 per share (625,000 shares of common stock).

In March 2012, the Company agreed to issue Sherman Walker, the brother of our Chief Executive Officer and Director, 219,300 shares of common stock in consideration for custom office furniture.

In July 2012, the Company entered into one year a consulting contract with Jacob Heikes LLC valued at $60,000 in exchange for business development services.  Payment will be in common stock at 4 cents a share (1,500,000 shares of common stock). The agreement has a term of 12 months.

In July 2012, the Company entered into a one year consulting contract with Jacob Heikes LLC valued at $62,000 in exchange for general business services.  Payment will be in common stock at 4 cents a share (1,550,000 shares of common stock). The agreement has a term of 12 months.

On September 28, 2012, the Company amended the consulting contract for business development services with Jacob Heikes Enterprises LLC, extending the term of the agreement to September 20, 2014, in consideration for 1,875,000 additional shares of common stock, for a total of 3,425,000 shares under the terms of the agreement.  Payment will be in common stock at $0.04 a share (3,425,000 shares of common stock based upon the market price of the Company's common stock as determined by reference to recent cash sales).

On September 28, 2012, the Company amended the consulting contract for general business services with Jacob Heikes, Enterprises LLC, extending the term of the agreement to July 20, 2014, in consideration for 1,600,000 additional shares of common stock, for a total of 3,100,000 shares.  Payment will be in common stock at $0.04 a share (3,100,000 shares of common stock based upon the market price of the Company's common stock as determined by reference to recent cash sales).

The securities described above were issued to consultants under an exemption from registration provided by Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.  The issuance of the securities did not involve a “public offering” based upon the following factors: (i) the issuance of the securities were isolated private transactions; (ii) a limited number of securities were issued to offerees in separate transactions; (iii) there was no public solicitation; and (iv) the securities were issued as “restricted securities” pursuant to Rule 144 of the Securities Act.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit

2.1	Share Exchange Agreement (Incorporated by reference from Exhibit 2.1 to Form S-1/A filed with the SEC on February 13, 2012)
3.1	Articles of Incorporation, as amended. (Incorporated by reference from Exhibit 3.1 to Form 10-KSB filed with SEC on March 31, 1998)
3.2	Certificate of Designations of Series A Preferred Stock (September 10, 1993) (Incorporated by reference from Exhibit 3.2 to Form S-1/A filed with the SEC on September 27, 2012)
3.3	Certificate of Designations of Series B and C Preferred Stock (December 19, 1997) (Incorporated by reference from Exhibits 4.1 and 4.2 to Form 8-K filed with the SEC on December 30, 1997)
3.4	Certificate of Designations of Series D Preferred Stock (August 31, 2000) (Incorporated by reference from Exhibit 3.4 to Form S-1/A filed with the SEC on September 27, 2012)
3.5	Certificate of Amendment to Articles of Incorporation (dated July 15, 2011) (Incorporated by reference from Exhibit 2.1 to Form S-1 filed with SEC on November 10, 2011)
3.6	Certificate of Change filed Pursuant to NRS 78.209 (filed July 26, 2011) (Incorporated by reference from Exhibit 2.1 to Form S-1 filed with SEC on November 10, 2011)
3.7	Bylaws (Incorporated by reference from Exhibit 3.2 to Form 10-KSB filed with SEC on March 31, 1998)
5.1*	Opinion and consent of The Law Office of Rodney E. Moton LLC re: the legality of the shares being registered
10.1	Share and Debt Cancellation Agreement (Incorporated by reference from Exhibit 2.1 to Form S-1 filed with the SEC on November 10, 2011)
10.2	Employment Agreement with Stacey McBride-Irby (Incorporated by reference from Exhibit 2.1 to Form S-1 filed with the SEC on November 10, 2011)
10.3	Employment Agreement with Corinda Joanne Melton (Incorporated by reference from Exhibit 2.1 to Form S-1 filed with the SEC on November 10, 2011)
10.4	14% Convertible Debenture with Michael and Jacquelyn Emmers, dated August 24, 2011 (Incorporated by reference from Exhibit 10.4 to Form S-1/A filed with the SEC on February 13, 2012)
10.5	14% Convertible Debenture with Heath O’Neal Redwine, dated September 27, 2011 (Incorporated by reference from Exhibit 10.5 to Form S-1/A filed with the SEC on February 13, 2012)
10.6	14% Convertible Debenture with Carolyn Austin, dated October 10, 2011 (Incorporated by reference from Exhibit 10.6 to Form S-1/A filed with the SEC on February 13, 2012)
10.7	14% Convertible Debenture with William and Barbara Pharr, dated December 20, 2011 (Incorporated by reference from Exhibit 10.7 to Form S-1/A filed with the SEC on September 27, 2012)
10.8	Consulting Agreement with Trent Daniel, dated February 1, 2011 (Incorporated by reference from Exhibit 10.7 to Form S-1/A filed with the SEC on February 13, 2012)
10.9
Promissory Note (as amended)($40,000 with Bradley D. Melton, dated March 31, 2011) and Security Agreement (Incorporated by reference from Exhibit 10.9 to Form S-1/A filed with the SEC on November 6, 2012)

10.10	Promissory Note ($33,000) with Stacey McBride-Irby, dated February 24, 2012 (Incorporated by reference from Exhibit 10.9 to Form S-1/A filed with the SEC on November 6, 2012)
10.11	Consulting Agreement with Robert Hines, dated April 1, 2011 (Incorporated by reference from Exhibit 10.9 to Form S-1/A filed with the SEC on November 6, 2012)
21.1	Subsidiaries of One World Holdings, Inc. (Incorporated by reference from Exhibit 2.1 to Form S-1 filed with the SEC on November 10, 2011)
23.1	Consent of Ham, Langston and Brezina, L.L.P. (Incorporated by reference from Exhibit 23.1 to Form S-1/a filed with the SEC on November 29, 2012)
23.2*	Consent of The Law Office of Rodney E. Moton LLC (to be included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page of this Registration Statement)
* Attached hereto.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes to such information in the registration statement.

2.
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.	To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5.	That, for the purpose of determining liability under the Securities Act:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Houston, Texas, on December 13, 2012.

ONE WORLD HOLDINGS, INC. /s/ Corinda Joanne Melton Corinda Joanne Melton Chief Executive Officer (principal executive officer, principal financial officer and principal accounting officer )

POWER OF ATTORNEY

Each individual whose signature appears below constitutes and appoints each of Corinda Joanne Melton and Stacey McBride-Irby, such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Corinda Joanne Melton	Chief Executive Officer and Director	December 13, 2012
Corinda Joanne Melton	( principal executive officer and principal financial
officer and principal accounting officer )

/s/ Stacey McBride-Irby	Chief Product Development Officer and Director	December 13, 2012
Stacey McBride-Irby

/s/ Wilma Delaney	Director	December 13, 2012
Wilma Delaney

/s/ Robert Hines	Director	December 13, 2012
Robert Hines

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Share Exchange Agreement (Incorporated by reference from Exhibit 2.1 to Form S-1/A filed with the SEC on February 13, 2012)

3.1	Articles of Incorporation, as amended. (Incorporated by reference from Exhibit 3.1 to Form 10-KSB filed with SEC on March 31, 1998)

3.2	Certificate of Designations of Series A Preferred Stock (September 10, 1993) (Incorporated by reference from Exhibit 3.2 to Form S-1/A filed with the SEC on September 27, 2012)

3.3	Certificate of Designations of Series B and C Preferred Stock (December 19, 1997) (Incorporated by reference from Exhibits 4.1 and 4.2 to Form 8-K filed with the SEC on December 30, 1997)

3.4	Certificate of Designations of Series D Preferred Stock (August 31, 2000) (Incorporated by reference from Exhibit 3.4 to Form S-1/A filed with the SEC on September 27, 2012)

3.5	Certificate of Amendment to Articles of Incorporation (dated July 15, 2011) (Incorporated by reference from Exhibit 2.1 to Form S-1 filed with SEC on November 10, 2011)

3.6	Certificate of Change filed Pursuant to NRS 78.209 (filed July 26, 2011) (Incorporated by reference from Exhibit 2.1 to Form S-1 filed with SEC on November 10, 2011)

3.7	Bylaws (Incorporated by reference from Exhibit 3.2 to Form 10-KSB filed with SEC on March 31, 1998)

5.1*	Opinion and consent of The Law Office of Rodney E. Moton LLC re: the legality of the shares being registered

10.1	Share and Debt Cancellation Agreement (Incorporated by reference from Exhibit 2.1 to Form S-1 filed with the SEC on November 10, 2011)

10.2	Employment Agreement with Stacey McBride-Irby (Incorporated by reference from Exhibit 2.1 to Form S-1 filed with the SEC on November 10, 2011)

10.3	Employment Agreement with Corinda Joanne Melton (Incorporated by reference from Exhibit 2.1 to Form S-1 filed with the SEC on November 10, 2011)

10.4	14% Convertible Debenture with Michael and Jacquelyn Emmers, dated August 24, 2011 (Incorporated by reference from Exhibit 10.4 to Form S-1/A filed with the SEC on February 13, 2012)

10.5	14% Convertible Debenture with Heath O’Neal Redwine, dated September 27, 2011 (Incorporated by reference from Exhibit 10.5 to Form S-1/A filed with the SEC on February 13, 2012)

10.6	14% Convertible Debenture with Carolyn Austin, dated October 10, 2011 (Incorporated by reference from Exhibit 10.6 to Form S-1/A filed with the SEC on February 13, 2012)

10.7	14% Convertible Debenture with William and Barbara Pharr, dated December 20, 2011 (Incorporated by reference from Exhibit 10.7 to Form S-1/A filed with the SEC on September 27, 2012)

10.8	Consulting Agreement with Trent Daniel, dated February 1, 2011 (Incorporated by reference from Exhibit 10.7 to Form S-1/A filed with the SEC on February 13, 2012)

10.9
Promissory Note (as amended)($40,000 with Bradley D. Melton, dated March 31, 2011) and Security Agreement (Incorporated by reference from Exhibit 10.9 to Form S-1/A filed with the SEC on November 6, 2012)

10.10	Promissory Note ($33,000) with Stacey McBride-Irby, dated February 24, 2012 (Incorporated by reference from Exhibit 10.9 to Form S-1/A filed with the SEC on November 6, 2012)

10.11	Consulting Agreement with Robert Hines, dated April 1, 2011 (Incorporated by reference from Exhibit 10.9 to Form S-1/A filed with the SEC on November 6, 2012)

21.1	Subsidiaries of One World Holdings, Inc. (Incorporated by reference from Exhibit 2.1 to Form S-1 filed with the SEC on November 10, 2011)

23.1	Consent of Ham, Langston and Brezina, L.L.P. (Incorporated by reference from Exhibit 23.1 to Form S-1/a filed with the SEC on November 29, 2012)

23.2*	Consent of The Law Office of Rodney E. Moton LLC (to be included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page of this Registration Statement)

* Attached hereto.